Exhibit 10.98

                               CORPORATE GUARANTY

In consideration of and in order to induce Tennessee Tire Recyclers, Inc., a Tennessee corporation, located in Springfield, Tennessee (the "Seller"), to extend financial accommodations to Technical Tire Recycling, Inc. a Tennessee corporation (the "Purchaser"), pursuant to that certain Asset Purchase Agreement of even date herewith by and between the Seller and the Purchaser (the "Asset Purchase Agreement") and as evidenced by that certain Promissory Note of even date herewith executed by the Purchaser in the original principal amount of $180,000 and payable to the order of the Seller (the "Note"), the undersigned (the "Guarantor") hereby:

1.    Unconditionally and absolutely guarantees to Seller:

      (i) the full and prompt payment, when due, whether at the maturity dates specified therein or theretofore upon acceleration of maturity pursuant to the provisions thereof, of principal and accrued interest and late charges, if any, on the Note, and any and all renewals thereof including notes taken in substitution therefor; an

      (ii) the payment and performance by the Purchaser of all of its obligations under and pursuant to the Note, the Asset Purchase Agreement and any and all documents related thereto; (the Note, the Asset Purchase Agreement and such other liability, indebtedness and obligations herein collectively referred to as the "Obligations"), together with the full and prompt payment of any and all costs and expenses of and incidental to the collection of the Obligations or the enforcement of this Guaranty, including, without limitation, reasonable attorneys' fees.

2. Agrees that the Seller may demand payment from the Guarantor of any installment (or portion thereof) of principal or interest on the Note, when due, and the Guarantor shall immediately pay the same to the Seller, and the Seller may demand payment or performance of any or all of the other Obligations, when such payment or performance is due or required, and the Guarantor shall immediately pay or perform the same, whether or not the Seller has (i) declared an Event of Default (as defined in the Promissory Note) or (ii) accelerated payment of the Note, or (iii) commenced repossession of, or foreclosure of any security interest, mortgage or other lien in, any or all of the collateral securing the Note, or (iv) otherwise exercised its rights and remedies hereunder or under the Note, the documents related thereto or applicable law.

3. Waives (i) presentment, demand, notice of nonpayment, protest and notice of protest and dishonor on the Obligations; (ii) notice of acceptance of this Guaranty by the Seller; and (iii) notice of the creation or incurrence of the Obligations by the Purchaser.

4. Agrees that the Seller may from time to time, without notice to the Guarantor, which notice is hereby waived by the Guarantor, extend, modify, renew or compromise the Obligations, in whole or in part, without releasing, extinguishing or affecting in any manner whatsoever the liability of the Guarantor hereunder, the foregoing acts being hereby consented to by the Guarantor.

5. Agrees that the Seller shall not be required to first resort for payment to the Purchaser or any other person, corporation or entity, or their properties or estates, or any other right or remedy whatsoever, prior to enforcing this Guaranty.

6. Agrees that this Guaranty shall be construed as a continuing, absolute, and unconditional guaranty without regard to (i) the validity, regularity or enforceability of the Obligations or the disaffirmance thereof in any insolvency or bankruptcy proceeding relating to the Purchaser, or (ii) any event or any conduct or action of the Purchaser or the Seller or any other party which might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision.

7. Agrees that this Guaranty shall remain in full force and effect and be binding upon the Guarantor until the Obligations are paid in full.

8. Agrees that the Seller is expressly authorized to forward or deliver any or all collateral and security which may at any time be placed with it by the Purchaser, the Guarantor or any other person, directly to the Purchaser for collection and remittance or for credit, or to collect the same in any other manner and to renew, extend, compromise, exchange, release, surrender or modify the installments of, any or all of such collateral and security with or without consideration and without notice to the Guarantor and without in any manner affecting the absolute liability of the Guarantor hereunder; and that the liability of the Guarantor hereunder shall not be affected or impaired by any failure, neglect or omission on the part of the Seller to realize upon the Obligations, or upon any collateral or security therefor, nor by the taking by the Seller of any other guaranty or guaranties to secure the Obligations or any other indebtedness of the Purchaser to the Seller, nor by taking by the Seller of collateral or security of any kind nor by any act or failure to act whatsoever which but for this provision might or could in law or in equity act to release or reduce the Guarantor's liability hereunder.

9. Waives any right that the Guarantor may have to collect or seek to collect from the Purchaser the claim, if any, by subrogation or otherwise, acquired by the Guarantor through payment of any part or all of the Obligations.

10. Agrees that the liability of the Guarantor hereunder shall not be affected or impaired by the existence or creation from time to time, with or without notice to the Guarantor, which notice is hereby waived, of indebtedness from the Purchaser to the Seller in addition to the indebtedness evidenced by the Note; the creation or existence of such additional indebtedness being hereby consented to by the Guarantor.

11. Agrees that the possession of this instrument of guaranty by the Seller shall be conclusive evidence of due execution and delivery hereof by the Guarantor.

12. Agrees that this Guaranty shall be binding upon the legal representatives, successors and assigns of the Guarantor, and shall inure to the benefit of the Seller and its successors, assigns and legal representatives; that, notwithstanding the foregoing, the Guarantor shall have no right to assign or otherwise transfer its rights and obligations under this Guaranty to any third party without the prior written consent of the Seller; and that any such assignment or transfer shall not release or affect the liability of the Guarantor hereunder in any manner whatsoever.

13. Agrees that the Guarantor may be joined in any action or proceeding commenced against the Purchaser in connection with or based upon the Obligations, and recovery may be had against the Guarantor in any such action or proceeding or in any independent action or proceeding against the Guarantor should the Purchaser fail to duly and punctually pay any of the principal of or interest on the Obligations without any requirement that the Seller first assert, prosecute or exhaust any remedy or claim against the Purchaser.

14. Agrees that the Guarantor shall be liable to the Seller for any deficiency remaining after foreclosure of any mortgage or security interest granted by the Purchaser, the Guarantor or any third party to the Seller to secure repayment of the Obligations and the subsequent sale by the Seller of the property subject thereto to a third party (whether at a foreclosure sale or at a sale thereafter by the Seller in the event the Seller purchases said property at the foreclosure sale) notwithstanding any provision of applicable law which may prevent the Seller from obtaining a deficiency judgment against, or otherwise collecting a deficiency from, the Purchaser.

15. Agrees that this Guaranty shall be deemed a contract made under and pursuant to the laws of the State of Massachusetts and shall be governed by and construed under the laws of such state; and that, wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of the Guaranty.

16. Agrees that no failure on the part of the Seller to exercise, and no delay in exercising, any right or remedy hereunder shall operate as or constitute a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

17. Waives any and all claims against the Seller and defenses to performance and payment hereunder relating in any way, directly or indirectly, to the performance of the Seller's obligations or exercise of any of its rights under the Note and the documents related thereto.

18.   Warrants and represents to the Seller as follows:

      (i) Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing in Delaware and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

      (ii) Authority. The Guarantor has full power and authority to execute and deliver this Guaranty, and to incur and perform its obligations hereunder; the execution, delivery and performance by the Guarantor of this Agreement, and any and all other documents and transactions contemplated hereby, have been duly authorized by all necessary corporate action, will not violate any provision of law or of the Articles of Incorporation or Bylaws of the Guarantor or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Guarantor is a party or by which the Guarantor or its property may be bound or affected; and this Guaranty has been duly executed and delivered to the Seller by the duly authorized representatives of the Guarantor.

      (iii) Enforceability. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency or other similar laws affecting creditors' rights generally).

      (iv) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), properties or assets of the Guarantor, or which would question the validity of this Guaranty or any instrument, document or other agreement related hereto or required hereby, or impair the ability of the Guarantor to perform its obligations hereunder or thereunder.

      (v) Default. The Guarantor is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

      (vi) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of this Guaranty or any of the agreements or instruments herein mentioned to which the Guarantor is a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

19. Agrees that the liability of the Guarantor and any other guarantor of the Obligations, with respect to the Obligations, shall be joint and several.

20. Agrees that (i) it will indirectly benefit by the making of the loan evidenced by the Note; (ii) it has received legal and adequate consideration for the execution of this Guaranty and has executed and delivered this Guaranty to the Seller in good faith in exchange for reasonably equivalent value; (iii) it has not executed or delivered this Guaranty with actual intent to hinder, delay or defraud the Guarantor's creditors; and (iv) that the Seller has agreed to make such loan in reliance upon this Guaranty.

21. Agrees that if, at any time, all or any part of any payment previously applied by the Seller to any of the Obligations must be returned by the Seller for any reason, whether by court order, administrative order or settlement, the Guarantor shall remain liable for the full amount returned as if said amount had never been received by the Seller, notwithstanding any term of this Guaranty or the cancellation or return of any note or other agreement evidencing the Obligations.

22. Agrees to deliver such financial statements to the Seller as are requested from time to time by the Seller.

23. Upon satisfaction of the Obligations in full, Seller shall return this Guaranty to Guarantor marked "satisfied".

Dated as of this 16th day of April, 2001.

                                                GREENMAN TECHNOLOGIES, INC.,
                                                a Delaware corporation

                                                By:  /s/ Charles E. Coppa
                                                     ---------------------------

                                                Its: CHIEF FINANCIAL OFFICER
                                                     ---------------------------

STATE OF MA                      )
         ----------              )
                                 )  ss.
COUNTY OF ESSEX                  )
                --------         )

The foregoing instrument was acknowledged before me this 16th day of April, 2001, by Charles Coppa, the CFO of GreenMan Technologies, Inc., a Delaware corporation and on behalf of the Corporation.

                                                /s/ Jamie E. Powers
                                                --------------------------------
                                                         Notary Public
                                                        My Comm. Expires
                                                           11-27-2002